Exhibit 99.1
CRITEO REPORTS THIRD QUARTER 2026 RESULTS

Q3 2026 Media Spend of $1.2 Billion, up 9%
Expands Performance CTV Capabilities Across Global Markets

NEW YORK - November 4, 2026 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the global commerce intelligence platform, today announced financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights:

The following table summarizes our consolidated financial results for the three months and nine months ended September 30, 2026:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	YoY Change	2026	2025	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$416	$470	(11)%	$1,269	$1,404	(10)%
Gross Profit	$208	$256	(19)%	$653	$752	(13)%
Net Income	$6	$40	(85)%	$26	$103	(74)%
Gross Profit margin	50%	55%	(5)ppt	51%	54%	(3) ppt
Diluted EPS	$0.11	$0.70	(84)%	$0.49	$1.75	(72)%
Cash from operating activities	$57	$90	(36)%	$125	$151	(17)%
Cash and cash equivalents	$275	$255	8%	$275	$255	8%

Non-GAAP Results[1]
Contribution ex-TAC	$240	$288	(17)%	$746	$845	(12)%
Adjusted EBITDA	$65	$105	(39)%	$203	$287	(29)%
Adjusted diluted EPS	$0.43	$1.31	(67)%	$1.96	$3.32	(41)%
Free Cash Flow (FCF)	$21	$67	(69)%	$—	$76	(100)%
FCF / Adjusted EBITDA	33%	64%	(31)ppt	—%	27%	(27) ppt

"Despite near-term headwinds, we are making tangible progress across our business, with momentum in newer channels and a growing pipeline of opportunities,” said Michael Komasinski, Chief Executive Officer of Criteo. “As we sharpen execution and operate with greater discipline, we remain focused on capturing the opportunities ahead and creating sustainable value for our shareholders.”

Operating Highlights

•Criteo's media spend2 was $4.6 billion in the last 12 months and $1.2 billion in Q3 2026, up 9% year-over-year at constant currency3.
•Criteo expands its Performance Connected TV capabilities beyond the U.S., starting with Brazil and Mexico by year-end 2026, followed by Canada, the UK, France, Germany, Italy, Spain, Australia, and select additional markets in 2027.
•Criteo became OpenAI's first advertising technology partner in March 2026, enabling thousands of brands to advertise on ChatGPT; the offering is now available in 89 countries.
•We expanded Retail Media adoption across approximately 4,700 brands and grew our retail network with new partners, including Notino in EMEA, El Puerto de Liverpool in Mexico, ONIGO in Japan, Adore Beauty in Australia, and PayU in India.
•Criteo is working to bring sponsored products into AI-powered conversational search with THG Ingenuity, creating new discovery and monetization opportunities.
•Criteo earned Frost & Sullivan's 2026 Global New Product Innovation Recognition in the commerce media supply-side platform category.
•The Company deployed $65 million of capital for share repurchases in the first nine months of 2026, including $4 million in the third quarter.
•Criteo's transfer of legal domicile from Luxembourg to the United States is expected to be completed on January 1, 2027, subject to shareholder approval and other customary conditions.
•Criteo appointed former Google and Microsoft executive Jianchang “JC” Mao to its Board of Directors as an independent director.

___________________________________________________
1 Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Media spend is defined as working media spend allocated to Retail Media campaigns and media spend activated on behalf of Performance Media clients.
3 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the U.S. dollar.

Exhibit 99.1
Financial Summary

Revenue for Q3 2026 was $416 million, gross profit was $208 million and Contribution ex-TAC was $240 million. Net income for Q3 2026 was $6 million, representing $0.11 per share on a diluted basis. Adjusted EBITDA for Q3 2026 was $65 million, and adjusted net income was $21 million, resulting in an adjusted diluted EPS of $0.43. As reported, revenue for Q3 decreased (11)%, gross profit decreased (19)% and Contribution ex-TAC decreased (17)%. At constant currency, revenue for Q3 2026 decreased (10)% and Contribution ex-TAC decreased (15)%. Cash flow from operating activities was $57 million in Q3 2026 and Free Cash Flow was $21 million in Q3 2026. As of September 30, 2026, we had $326 million in cash and marketable securities on our balance sheet.
Connor McGogney, Chief Financial Officer, said, “We maintained cost discipline in the third quarter while investing in our growth priorities, and we see further opportunities to improve efficiency. I am confident in our ability to translate Criteo’s strengths into more consistent growth, stronger operating leverage and greater shareholder value.”

Third Quarter 2026 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased (11)% year-over-year in Q3 2026, or decreased (10)% at constant currency, to $416 million (Q3 2025: $470 million). Gross profit decreased (19)% year-over-year in Q3 2026 to $208 million (Q3 2025: $256 million). Gross profit as a percentage of revenue, or gross profit margin, was 50% (Q3 2025: 55%). Contribution ex-TAC in the third quarter decreased (17)% year-over-year, or decreased (15)% at constant currency, to $240 million (Q3 2025: $288 million).

•Retail Media revenue decreased (23)%, or (22)% at constant currency, and Retail Media Contribution ex-TAC decreased (23)%, or (23)% at constant currency, reflecting a $20 million headwind from previously communicated scope changes with two specific Retail Media clients, partially offset by solid growth across the broader retail partner base. Excluding this impact, Contribution ex-TAC grew 10% in Q3 across the underlying client base, as expected given tougher year-over-year comparisons.
•Performance Media revenue decreased (9)%, or decreased (8)% at constant currency, and Performance Media Contribution ex-TAC decreased (15)%, or decreased (13)% at constant currency, primarily reflecting soft performance in Commerce Growth.

Net Income and Adjusted Net Income

Net income was $6 million in Q3 2026 (Q3 2025: net income: $40 million). Net income allocated to shareholders of Criteo was $6 million, or $0.11 per share on a diluted basis (Q3 2025: net income allocated to shareholders of $38 million, or $0.70 per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $21 million, or $0.43 per share on a diluted basis (Q3 2025: $70 million, or $1.31 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $65 million (Q3 2025: $105 million), reflecting lower Contribution ex-TAC due to softness in Performance Media and the impact of previously communicated scope changes with two specific Retail Media clients, partially offset by lower employee costs and lower share-based compensation. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 27% (Q3 2025: 36%).

Operating expenses decreased (9)% year-over-year to $187 million (Q3 2025: $205 million), primarily reflecting disciplined resource allocation, productivity gains, lower share-based compensation, and a lower bonus accrual, partially offset by planned growth investments. Non-GAAP operating expenses decreased (3)% year-over-year to $153 million (Q3 2025: $158 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities was $57 million in Q3 2026 (Q3 2025: $90 million).

Free Cash Flow was $21 million in Q3 2026 (Q3 2025: $67 million). On a trailing 12-month basis, Free Cash Flow was $134 million.

Cash and cash equivalents, and marketable securities, were $326 million, a $(63) million decrease compared to December 31, 2025, after spending $65 million on share repurchases in the nine months ended September 30, 2026.

As of September 30, 2026, the Company had total financial liquidity of approximately $788 million, including $275 million of cash and cash equivalents, $51 million of marketable securities and $462 million available through its revolving credit facility.

Exhibit 99.1
2026 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of November 4, 2026.

Fiscal year 2026 guidance:
•We continue to expect Contribution ex-TAC to decrease -12% to -10% year-over-year at constant currency.
•We continue to expect an Adjusted EBITDA margin of approximately 30% of Contribution ex-TAC.

Fourth quarter 2026 guidance:
•We expect Contribution ex-TAC between $292 million and $298 million, or -11% to -9% year-over-year at constant-currency.
•We expect Adjusted EBITDA between $105 million and $111 million.

The Company’s fourth quarter 2026 guidance reflects the impact of previously communicated scope changes in Retail Media.

Foreign exchange is expected to be a greater headwind in the fourth quarter 2026 than reflected in our prior guidance, as exchange rates have become less favorable over the past three months. The above guidance for the fiscal year ending December 31, 2026 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.87, a U.S. dollar-Japanese Yen rate of 159, a U.S. dollar-British Pound rate of 0.75, a U.S. dollar-Korean Won rate of 1,441 and a U.S. dollar-Brazilian Real rate of 5.16.

The above guidance assumes that no acquisitions and dispositions are completed during the last quarter of 2026.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Exhibit 99.1
Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity related compensation, which includes employee equity awards compensation and director fees for share purchases, employer social contribution expense related to employee equity award compensation, pension service costs, certain acquisition costs, certain restructuring and related costs, integration and transformation costs, and other nonrecurring or noncash items impacting net income that we do not consider indicative of our ongoing business performance. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity related compensation, which includes employee equity awards compensation and director fees for share purchases, employer social contribution expense related to employee equity award compensation, amortization of acquisition-related assets, certain restructuring and related costs, integration and transformation costs, certain acquisition costs, other nonrecurring or noncash items impacting net income that we do not consider indicative of our ongoing business performance, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less net acquisition of intangible assets, property, and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate depreciation and amortization, equity related compensation, which includes employee equity awards compensation and director fees for share purchases, employer social contribution expense related to employee equity award compensation, pension service costs, certain restructuring and related costs, integration and transformation costs, certain acquisition costs, and other nonrecurring or noncash items. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Exhibit 99.1
Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include projected financial results for the quarter and the year ending December 31, 2026, statements regarding our financial condition, results of operations, cash flows, plans, objectives, future performance and business, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, including our use and expected use of AI; uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory; investments in new business opportunities and the timing of these investments; whether the projected benefits of acquisitions or strategic transactions, including the completed redomiciliation from France to Luxembourg (the “Conversion”) and the proposed transfer of our legal domicile from Luxembourg to the United States via the cross-border merger (the “U.S. Merger”) of the Company with and into Criteo Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“U.S. Criteo”), materialize as expected; uncertainty regarding our international operations and expansion, including related to changes in a specific country's or region's political or economic conditions or policies and related uncertainties (such as the imposition and enforceability of tariffs); the impact of competition or client in-housing; uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith; our ability to obtain and utilize certain data as a result of consumer concerns regarding data collection and sharing, as well as potential limitations in accessing data from third parties; failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth; client flexibility to increase or decrease spend; our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the advertising industry; changes in applicable laws or accounting practices; failure to obtain the required shareholder vote to adopt the proposals needed to complete the U.S. Merger; failure to satisfy any of the other conditions to the U.S. Merger; the U.S. Merger not being completed; the impact or outcome of any legal proceedings or regulatory actions that may be instituted against us in connection with the Conversion or the U.S. Merger; failure to maintain the listing of our shares on Nasdaq or failure to list our stock on the New York Stock Exchange following the U.S. Merger or maintain our listing thereafter; inability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Conversion or the U.S. Merger, including the failure to achieve broader inclusion in major U.S. stock indices; the disruption of current plans and operations by the Conversion or the U.S. Merger; the disruption to the Company's relationships, including with employees, landowners, suppliers, lenders, partners, governments and shareholders; the future financial performance of Criteo, including our anticipated growth rate and market opportunity; changes in shareholders' rights as a result of the Conversion or the U.S. Merger; difficulty in adapting to operating under the laws of Luxembourg or the United States; the delay or abandonment of the U.S. Merger; costs or taxes related to the Conversion or the U.S. Merger; and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, as amended, and in subsequent Quarterly Reports on Form 10-Q and the Registration Statement on Form S-4 filed with the SEC on August 5, 2026, as amended, by a subsidiary of the Company in connection with the U.S. Merger, as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and fluctuating interest rates in the U.S. have impacted and may continue to impact Criteo's business, financial condition, cash flow and results of operations. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release.

Except as required by law, the Company is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements contained in this release, whether as a result of new information, future events, changes in expectations or otherwise.

Exhibit 99.1
Additional Information and Where to Find It

In connection with the U.S. Merger, U.S. Criteo filed a Registration Statement on Form S-4 with the SEC that includes a preliminary proxy statement for a special meeting of Criteo’s shareholders to approve the U.S. Merger and related proposals and also constitutes a preliminary prospectus of U.S. Criteo. After the Registration Statement on Form S-4 is declared effective, the definitive proxy statement / prospectus and other relevant documents will be made available to Criteo’s shareholders as of the record date established for voting on the U.S. Merger and related proposals as will be set forth in the proxy statement / prospectus. Criteo and U.S. Criteo may also file other relevant documents with the SEC regarding the U.S. Merger. This press release is not a substitute for the Registration Statement on Form S-4, the proxy statement / prospectus or any other document that Criteo or U.S. Criteo may file with the SEC with respect to the U.S. Merger (in each case, if and when available). The definitive proxy statement / prospectus will be made available to Criteo’s shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT / PROSPECTUS, ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRITEO, U.S. CRITEO AND THE U.S. MERGER. Shareholders will be able to obtain copies of these materials (if and when they are available) and other documents containing important information about Criteo, U.S. Criteo and the U.S. Merger, once such documents are filed with the SEC, free of charge through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Criteo are made available free of charge on Criteo’s investor relations website at criteo.investorroom.com.

No Offer or Solicitation

This press release is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the U.S. Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Criteo and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Criteo’s shareholders in connection with the U.S. Merger. Information about Criteo’s directors and executive officers is set forth in the proxy statement for Criteo’s 2026 Annual Meeting of Shareholders, which was filed with the SEC on May 8, 2026. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement / prospectus and other relevant materials regarding the U.S. Merger to be filed with the SEC if and when they become available. These documents can be obtained free of charge from the sources indicated above in “Additional Information and Where to Find It” if and when they become available.

Exhibit 99.1
Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, November 4, 2026, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 800 836 8184
•International:            +1 646 357 8785

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce intelligence platform that drives performance for brands, agencies, retailers, and publishers. Built on proprietary commerce data from more than $1 trillion in annual sales and two decades of AI innovation, Criteo helps companies across the ecosystem make smarter decisions and achieve better outcomes, while delivering more relevant experiences for shoppers. With thousands of clients and deep partnerships across global retail and digital commerce, Criteo provides the technology and insights businesses need to compete and grow. For more information, please visit www.criteo.com.

Contacts

Investor Relations & Corporate Communications
Melanie Dambre, m.dambre@criteo.com

Public Relations
Amanda Echavarri, a.echavarri@criteo.com

Financial information to follow

Exhibit 99.1
CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$274,841	$342,038
Trade receivables, net of allowances of $ 14.3 million and $ 25.9 million at September 30, 2026 and December 31, 2025, respectively	454,203	582,102
Income taxes	18,472	14,233
Other taxes	49,169	57,050
Marketable securities - current portion	27,976	23,242
Prepaid expenses and other current assets	60,370	53,210
Total current assets	885,031	1,071,875
Property and equipment, net	196,946	139,330
Intangible assets, net	138,740	151,853
Goodwill	531,193	535,761
Right of use assets - operating leases	134,615	134,205
Marketable securities - noncurrent portion	22,710	23,500
Noncurrent financial assets	8,018	8,314
Deferred tax assets	76,531	90,689
Other noncurrent assets	41,081	45,680
Total noncurrent assets	1,149,834	1,129,332
Total assets	$2,034,865	$2,201,207

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$464,516	$566,046
Contingencies - current portion	9,474	9,229
Income taxes	1,729	27,528
Financial liabilities - current portion	8,545	11,360
Lease liability - operating - current portion	37,840	33,085
Other taxes	15,954	14,713
Employee - related payables	75,686	114,416
Other current liabilities	74,851	68,277
Total current liabilities	688,595	844,654
Deferred tax liabilities	5,116	5,285
Defined benefit plans	5,477	5,707
Lease liability - operating - noncurrent portion	99,487	105,277
Contingencies - noncurrent portion	23,614	22,729
Other noncurrent liabilities	29,952	31,826
Total noncurrent liabilities	163,646	170,824
Total liabilities	852,241	1,015,478

Shareholders' equity:
Common shares, €0.025 par value; 54,601,775 and 55,659,895 shares authorized; 49,228,895 and 55,659,895 shares issued; and 49,064,782 and 51,151,866 outstanding at September 30, 2026 and December 31, 2025, respectively.	1,687	1,871
Treasury stock, 164,113 and 4,508,029 shares at cost as of September 30, 2026 and December 31, 2025, respectively.	(3,520)	(120,853)
Additional paid-in capital	692,429	706,321
Accumulated other comprehensive loss	(76,669)	(68,879)
Retained earnings	530,188	630,750
Equity attributable to the shareholders of Criteo S.A.	1,144,115	1,149,210
Noncontrolling interests	38,509	36,519
Total shareholders' equity	1,182,624	1,185,729
Total liabilities and shareholders' equity	$2,034,865	$2,201,207

Exhibit 99.1
CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Revenue	$416,469	$469,660	$1,269,126	$1,403,765

Cost of revenue
Traffic acquisition cost	176,108	181,526	522,924	559,190
Other cost of revenue	32,696	31,651	93,581	92,598

Gross profit	207,665	256,483	652,621	751,977

Operating expenses:
Research and development expenses	57,205	67,678	198,833	208,037
Sales and operations expenses	87,229	86,995	270,269	284,099
General and administrative expenses	42,278	50,181	137,158	129,590
Total operating expenses	186,712	204,854	606,260	621,726
Income from operations	20,953	51,629	46,361	130,251
Financial and other income (expense)	1,069	(21)	3,261	480
Income before taxes	22,022	51,608	49,622	130,731
Provision for income taxes	15,892	11,531	23,161	27,723
Net income	$6,130	$40,077	$26,461	$103,008

Net income attributable to shareholders of Criteo S.A.	$5,578	$37,782	$24,585	$96,960
Net income attributable to noncontrolling interests	$552	$2,295	$1,876	$6,048

Weighted average shares outstanding used in computing per share amounts:
Basic	48,867,420	52,565,601	49,620,440	53,170,066
Diluted	49,795,181	53,760,200	50,428,024	55,356,346

Net income allocated to shareholders per share:
Basic	$0.11	$0.72	$0.50	$1.82
Diluted	$0.11	$0.70	$0.49	$1.75

Exhibit 99.1
CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income	$6,130	$40,077	$26,461	$103,008
Noncash and nonoperating items	36,676	42,751	102,812	113,619
- Amortization and provisions	26,402	36,634	78,442	97,119
- Equity awards compensation expense	9,329	14,843	39,057	52,037
- Loss (gain) on disposal of and impairment of long-lived assets	178	(100)	(523)	(59)
- Change in uncertain tax positions	(19)	710	503	421
- Change in deferred taxes	8,717	10,952	14,017	23,387
- Change in income taxes	(8,329)	(20,294)	(29,936)	(64,489)
- Other	398	6	1,252	5,203
Changes in assets and liabilities:	14,136	6,772	(3,825)	(66,083)
- Trade receivables	4,343	100,347	134,624	261,726
- Trade payables	4,928	(96,472)	(96,023)	(299,713)
- Other assets	10,609	(7,123)	(4,720)	5,325
- Other liabilities	(5,940)	11,038	(38,341)	(31,890)
- Operating lease liabilities and right of use assets	196	(1,018)	635	(1,531)
Net cash provided by operating activities	56,942	89,600	125,448	150,544
Cash flows from investing activities
Acquisition of intangible assets, property and equipment	(35,849)	(22,968)	(126,937)	(75,310)
Disposal of intangibles assets, property and equipment	—	710	1,063	1,079
Purchases of investment securities	(5,482)	(5,781)	(22,801)	(23,179)
Maturities and sales of investment securities	5,488	641	17,161	28,287
Net cash used in investing activities	(35,843)	(27,398)	(131,514)	(69,123)
Cash flows from financing activities
Proceeds from exercise of stock options	—	—	—	1,897
Repurchase of treasury stocks	(4,098)	(10,948)	(65,420)	(115,444)
Change in other financing activities	(545)	(290)	(1,185)	(834)
Net cash used in financing activities	(4,643)	(11,238)	(66,605)	(114,381)
Effect of exchange rates changes on cash and cash equivalents	6,715	(1,653)	5,824	(2,648)
Net increase (decrease) in cash and cash equivalents and restricted cash	23,171	49,311	(66,847)	(35,608)
Net cash and cash equivalents and restricted cash at the beginning of the period	252,341	206,024	342,359	290,943
Net cash and cash equivalents and restricted cash at the end of the period	$275,512	$255,335	$275,512	$255,335

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated statement of financial position
Cash and cash equivalents	$274,841	$255,014	$274,841	$255,014
Restricted cash, included in other current assets	$671	$321	$671	$321
Total cash, cash equivalents, and restricted cash	$275,512	$255,335	$275,512	$255,335

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(16,335)	$(20,163)	$(35,154)	$(68,404)
Cash paid for interest	$(662)	$(381)	$(1,656)	$(969)
Noncash investing and financing activities
Intangible assets, property and equipment acquired through payables	$27,715	$10,552	$27,715	$10,552

Exhibit 99.1
CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

CASH FROM (USED IN) OPERATING ACTIVITIES	$56,942	$89,600	$125,448	$150,544
Acquisition of intangible assets, property and equipment	(35,849)	(22,968)	(126,937)	(75,310)
Disposal of intangible assets, property and equipment	—	710	1,063	1,079
FREE CASH FLOW (1)	$21,093	$67,342	$(426)	$76,313

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition and disposition of intangible assets, property and equipment.

Exhibit 99.1
CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Gross Profit	207,665	256,483	652,621	751,977

Other Cost of Revenue	32,696	31,651	93,581	92,598

Contribution ex-TAC (1)	$240,361	$288,134	$746,202	$844,575

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

Exhibit 99.1
CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Segment	2026	2025	YoY Change	YoY Change at Constant Currency (2)	2026	2025	YoY Change	YoY Change at Constant Currency (2)
Revenue
Retail Media	$51,917	$67,114	(23)%	(22)%	$141,095	$187,525	(25)%	(25)%
Performance Media	364,552	402,546	(9)%	(8)%	1,128,031	1,216,240	(7)%	(8)%
Total	416,469	469,660	(11)%	(10)%	1,269,126	1,403,765	(10)%	(10)%

Contribution ex-TAC
Retail Media	50,939	66,265	(23)%	(23)%	138,696	185,064	(25)%	(25)%
Performance Media	189,422	221,869	(15)%	(13)%	607,506	659,511	(8)%	(8)%
Total (1)	$240,361	$288,134	(17)%	(15)%	$746,202	$844,575	(12)%	(12)%

(1) Refer to the Non-GAAP Financial Measures section of this filing for the definition of the Non-GAAP metric.
(2) Constant currency measures exclude the impact of foreign currency fluctuations and are computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

Exhibit 99.1
CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	YoY Change	2026	2025	YoY Change
Net income	$6,130	$40,077	(85)%	$26,461	$103,008	(74)%
Adjustments:
Financial expense (income)	(1,069)	21	NM	(3,261)	(131)	NM
Provision for income taxes	15,892	11,531	38%	23,161	27,723	(16)%
Equity related compensation, and related social contribution expenses (1)	9,128	15,071	(39)%	39,576	52,494	(25)%
Pension service costs	195	205	(5)%	589	583	1%
Depreciation and amortization expense	28,815	29,771	(3)%	88,763	91,228	(3)%
Restructuring, integration and transformation costs	5,417	6,904	(22)%	25,467	9,331	173%
Other noncash or nonrecurring events (2)	—	1,500	(100)%	1,950	2,372	(18)%
Total net adjustments	58,378	65,003	(10)%	176,245	183,600	(4)%
Adjusted EBITDA (3)	$64,508	$105,080	(39)%	$202,706	$286,608	(29)%

(1) Beginning in the second quarter of 2026, we are excluding employer social contribution expense related to employee equity award compensation. This recurring payroll cash expense is directly impacted by fluctuations in our stock price and therefore may not be indicative of our core operating performance. Prior period comparative amounts were not material and were not recast to conform to this new presentation.
(2) Includes costs related to nonrecurring litigation matters.
(3) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

Exhibit 99.1
CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	YoY Change	2026	2025	YoY Change
Research and Development expenses	$57,205	$67,678	(15)%	$198,833	$208,037	(4)%
Equity related compensation, and related social contribution expenses (1)	(1,261)	5,868	(121)%	9,631	15,600	(38)%
Depreciation and Amortization expense	17,133	19,045	(10)%	57,735	61,457	(6)%
Pension service costs	114	112	2%	346	322	7%
Restructuring, integration and transformation costs	408	399	2%	1,103	488	126%
Other noncash or nonrecurring events	—	—	NM	—	872	(100)%
Non-GAAP - Research and Development expenses	40,811	42,254	(3)%	130,018	129,298	1%
Sales and Operations expenses	87,229	86,995	—%	270,269	284,099	(5)%
Equity related compensation, and related social contribution expenses (1)	4,696	1,415	232%	10,375	14,190	(27)%
Depreciation and Amortization expense	1,673	3,598	(54)%	3,713	10,511	(65)%
Pension service costs	21	28	(25)%	62	76	(18)%
Restructuring, integration and transformation costs	351	35	904%	5,553	89	NM
Non-GAAP - Sales and Operations expenses	80,488	81,919	(2)%	250,566	259,233	(3)%
General and Administrative expenses	42,278	50,181	(16)%	137,158	129,590	6%
Equity related compensation, and related social contribution expenses (1)	5,693	7,788	(27)%	19,570	22,704	(14)%
Depreciation and Amortization expense	341	381	(10)%	1,050	1,064	(1)%
Pension service costs	60	65	(8)%	181	185	(2)%
Restructuring, integration and transformation costs	4,658	6,470	(28)%	18,811	8,754	115%
Other noncash or nonrecurring events (2)	—	1,500	(100)%	1,950	1,500	30%
Non-GAAP - General and Administrative expenses	31,526	33,977	(7)%	95,596	95,383	—%
Total Operating expenses	186,712	204,854	(9)%	606,260	621,726	(2)%
Equity related compensation, and related social contribution expenses (1)	9,128	15,071	(39)%	39,576	52,494	(25)%
Depreciation and Amortization expense	19,147	23,024	(17)%	62,498	73,032	(14)%
Pension service costs	195	205	(5)%	589	583	1%
Restructuring, integration and transformation costs	5,417	6,904	(22)%	25,467	9,331	173%
Other noncash or nonrecurring events (2)	—	1,500	(100)%	1,950	2,372	(18)%
Total Non-GAAP Operating expenses (3)	152,825	$158,150	(3)%	$476,180	$483,914	(2)%

(1) Beginning in the second quarter of 2026, we are excluding employer social contribution expense related to employee equity award compensation. This recurring payroll cash expense is directly impacted by fluctuations in our stock price and therefore may not be indicative of our core operating performance. Prior period comparative amounts were not material and were not recast to conform to this new presentation.
(2) Includes costs related to nonrecurring litigation matters.
(3) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

Exhibit 99.1
CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income (Loss)
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	YoY Change	2026	2025	YoY Change

Net income	$6,130	$40,077	(85)%	$26,461	$103,008	(74)%
Adjustments:
Equity related compensation, and related social contribution expenses (1)	9,128	15,071	(39)%	39,576	52,494	(25)%
Amortization of acquisition-related intangible assets	2,375	9,896	(76)%	15,671	28,531	(45)%
Restructuring, integration and transformation costs	5,417	6,904	(22)%	25,467	9,331	173%
Other noncash or nonrecurring events (2)	—	1,500	(100)%	1,950	2,372	(18)%
Tax impact of the above adjustments (3)	(1,644)	(3,144)	48%	(10,074)	(11,813)	15%
Total net adjustments	15,276	30,227	(49)%	72,590	80,915	(10)%
Adjusted net income (4)	$21,406	$70,304	(70)%	$99,051	$183,923	(46)%

Weighted average shares outstanding
- Basic	48,867,420	52,565,601		49,620,440	53,170,066
- Diluted	49,795,181	53,760,200		50,428,024	55,356,346

Adjusted net income per share
- Basic	$0.44	$1.34	(67)%	$2.00	$3.46	(42)%
- Diluted	$0.43	$1.31	(67)%	$1.96	$3.32	(41)%

(1) Beginning in the second quarter of 2026, we are excluding employer social contribution expense related to employee equity award compensation. This recurring payroll cash expense is directly impacted by fluctuations in our stock price and therefore may not be indicative of our core operating performance. Prior period comparative amounts were not material and were not recast to conform to this new presentation.
(2) Includes costs related to nonrecurring litigation matters.
(3) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(4) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

Exhibit 99.1
CRITEO S.A.
Constant Currency Reconciliation(1)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	YoY Change	2026	2025	YoY Change

Gross Profit as reported	$207,665	$256,483	(19)%	$652,621	$751,977	(13)%

Other cost of revenue as reported	32,696	31,651	3%	93,581	92,598	1%

Contribution ex-TAC as reported(2)	240,361	288,134	(17)%	746,202	844,575	(12)%
Conversion impact U.S. dollar/other currencies	4,273	—		(3,960)	—
Contribution ex-TAC at constant currency	244,634	288,134	(15)%	742,242	844,575	(12)%

Traffic acquisition costs as reported	176,108	181,526	(3)%	522,924	559,190	(6)%
Conversion impact U.S. dollar/other currencies	2,707	—		(2,241)	—
Traffic acquisition costs at constant currency	178,815	181,526	(1)%	520,683	559,190	(7)%

Revenue as reported	416,469	469,660	(11)%	1,269,126	1,403,765	(10)%
Conversion impact U.S. dollar/other currencies	6,981	—		(6,201)	—
Revenue at constant currency	$423,450	$469,660	(10)%	$1,262,925	$1,403,765	(10)%

(1) Constant currency measures exclude the impact of foreign currency fluctuations and are computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the U.S. dollar.
(2) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

Exhibit 99.1
CRITEO S.A.
Information on Share Count
(unaudited)

	Nine Months Ended
	2026	2025
Shares outstanding as at January 1,	51,151,866	54,277,422
Weighted-average effect of changes in shares outstanding during the period	(1,531,426)	(1,107,356)
Basic number of shares - Basic EPS basis	49,620,440	53,170,066
Dilutive effect of share-based awards - Treasury method	807,584	2,186,280
Diluted number of shares - Diluted EPS basis	50,428,024	55,356,346

Shares issued as at September 30, before Treasury stocks	49,228,895	57,854,895
Treasury stocks as of September 30,	(164,113)	(5,305,737)
Shares outstanding as of September 30, after Treasury stocks	49,064,782	52,549,158

Exhibit 99.1
CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024

Clients	(2)%	—%	16,703	16,752	16,528	16,786	16,977	17,142	17,084	17,269	17,162

Revenue	(11)%	(3)%	416,469	428,018	424,639	541,136	469,660	482,671	451,434	553,035	458,892
Americas	(14)%	(1)%	173,986	175,983	158,629	241,987	201,978	199,797	192,908	274,620	206,816
EMEA	(9)%	(7)%	159,190	171,349	175,330	202,901	174,335	185,955	164,861	183,372	161,745
APAC	(11)%	3%	83,293	80,686	90,680	96,248	93,347	96,919	93,665	95,043	90,331

Revenue	(11)%	(3)%	416,469	428,018	424,639	541,136	469,660	482,671	451,434	553,035	458,892
Retail Media	(23)%	8%	51,917	47,907	41,271	76,347	67,114	60,913	59,498	91,889	60,765
Performance Media	(9)%	(4)%	364,552	380,111	383,368	464,789	402,546	421,758	391,936	461,146	398,127

TAC	(3)%	2%	176,108	172,545	174,271	211,094	181,526	190,602	187,062	218,636	192,789
Retail Media	15%	32%	978	739	682	1,727	849	904	708	1,661	1,182
Performance Media	(3)%	2%	175,130	171,806	173,589	209,367	180,677	189,698	186,354	216,975	191,607

Contribution ex-TAC (1)	(17)%	(6)%	240,361	255,473	250,368	330,042	288,134	292,069	264,372	334,399	266,103
Retail Media	(23)%	8%	50,939	47,168	40,589	74,620	66,265	60,009	58,790	90,228	59,583
Performance Media	(15)%	(9)%	189,422	208,305	209,779	255,422	221,869	232,060	205,582	244,171	206,520

Cash flow from (used for) operating activities	(36)%	181%	56,942	20,299	48,207	160,688	89,600	(1,397)	62,341	169,454	57,503

Capital expenditures	61%	(38)%	35,849	57,818	32,207	26,495	22,258	34,882	17,091	23,394	18,899

Net cash position	8%	9%	275,512	252,341	320,302	342,359	255,335	206,024	286,171	290,943	283,990

Headcount	(4)%	(1)%	3,504	3,543	3,553	3,649	3,650	3,621	3,533	3,507	3,504

Days Sales Outstanding (days - end of month)	(6) days	0 days	58	58	60	57	64	65	68	62	65

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.